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                                  EXHIBIT 11.0

                               PEGASUS GOLD INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, except for share amounts)

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                                                                          Three Months Ended
                                                                               March 31,
                                                                            1997       1996
                                                                            ----       ----
PRIMARY:
Earnings:
    Net income (loss) applicable to primary earnings calculation. . . . .   ($15)       $13
                                                                          ------     ------
                                                                          ------     ------
Weighted average number of shares outstanding:
    Common shares and equivalent. . . . . . . . . . . . . . . . . . . . . 41,140     39,441
                                                                          ------     ------
    Additional shares outstanding assuming exercise of stock options reduced by the number of shares which could have been purchased
    with the proceeds from the exercise of such options . . . . . . . . .     17        428
                                                                          ------     ------
Weighted average number of shares outstanding, as adjusted. . . . . . . . 41,157     39,869
                                                                          ------     ------
                                                                          ------     ------
Net income (loss) per share - primary . . . . . . . . . . . . . . . . . . ($0.00)     $0.00
                                                                          ------     ------
                                                                          ------     ------
FULLY DILUTED:
Earnings:
    Net loss applicable to primary earnings per share calculation . . . .   ($15)       $13

Add:
    Interest relating to 6.25% convertible subordinated notes, net of
    amount capitalized. . . . . . . . . . . . . . . . . . . . . . . . . .     -         239
    Amortization of issuance costs relating to 6.25% convertible
    subordinated note . . . . . . . . . . . . . . . . . . . . . . . . . .     -         130
                                                                          ------     ------
Net income (loss) applicable to fully diluted
    earnings per share calculation. . . . . . . . . . . . . . . . . . . .   ($15)      $382
                                                                          ------     ------
                                                                          ------     ------
Weighted average number of shares outstanding:
    Common shares and equivalents . . . . . . . . . . . . . . . . . . . . 41,140     39,441
    Additional shares outstanding assuming exercise
     of stock  options reduced by the number of shares
     which could have been purchased with the proceeds
     from the exercise of such options. . . . . . . . . . . . . . . . . .     32        429
    Additional average shares outstanding
     assuming conversion of 6.25% convertible
     subordinated notes . . . . . . . . . . . . . . . . . . . . . . . . .  7,709      7,709
                                                                          ------     ------
Weighted average number of shares outstanding, as adjusted. . . . . . . . 48,881     47,579
                                                                          ------     ------
                                                                          ------     ------
Net income (loss) per share - fully diluted(a). . . . . . . . . . . . . . ($0.00)     $0.01
                                                                          ------     ------
                                                                          ------     ------

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 (a) This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.